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                                                                    Exhibit 10.5

                           TAX CONSOLIDATION AGREEMENT
                                 AMENDMENT NO 1

                                     BETWEEN

                              UGI BORDEAUX HOLDING
                                       AND
                               ITS GROUP COMPANIES

BETWEEN THE UNDERSIGNED:

(1) UGI BORDEAUX HOLDING, societe par action simplifiee with a share capital of EUR 85,568,435 having its registered office at Immeuble les Renardieres, 3 place de Saverne, 92400 Courbevoie and registered under the number B. 452 431 232 RCS Nanterre, duly represented for the purposes of the present Agreement by its President, Mr. Lon Greenberg,

                                (hereafter referred to as the "PARENT COMPANY"),

                                                                        firstly,

(2) AGZ HOLDING, societe anonyme with a share capital of EUR 35,126,800 having its registered office at Immeuble les Renardieres, 3 place de Saverne, 92400 Courbevoie and registered under the number 413 765 108 RCS Nanterre, duly represented for the purposes of the present Agreement by its President Mr. Lon Greenberg,

                                       (hereafter referred to as "AGZ HOLDING"),

                                                                       secondly,

(3) ANTARGAZ, societe anonyme with a share capital of EUR 3,935,349 having its registered office at Immeuble les Renardieres, 3 place de Saverne, 92400 Courbevoie and registered under the number B 572 126 043 RCS Nanterre, duly represented for the purposes of the present Agreement by Mr. Francois Varagne,

                                          (hereafter referred to as "ANTARGAZ"),

                                                                        thirdly,

(4) WOGEGAL S.A., societe anonyme with a share capital of EUR 596,600.28 having its registered office at 19bis rue du Champ Martin, 35770 Vern Sur Seiche and registered under the number 310 095 658 RCS Rennes, duly represented for the purposes of the present Agreement by Mr. Alain Duprez,

                                      (hereafter referred to as "WOGEGAL S.A."),

                                                                       fourthly,

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(5)  GAZ EST DISTRIBUTION, societe anonyme with a share capital of EUR 152,400 having its registered office at 109 boulevard d'Haussonville, 54000 Nancy and registered under the number 421 283 615 RCS Nancy, duly represented for the purposes of the present Agreement by Mr Augustin Sarragallet,

                              (hereafter referred to as "GAZ EST DISTRIBUTION"),

                                                                        fifthly,

(6) NORD GPL SA, societe anonyme with a share capital of EUR 304,800 having its registered office at Le Marais d'Epinoy - Parc d'Activites du Chateau - Rue Gay Lussac, 62220 Carvin and registered under the number 422 265 504 RCS Bethune, duly represented for the purposes of the present Agreement by Mr Eric Jagerschmidt,

                                       (hereafter referred to as "NORD GPL SA"),

                                                                        sixthly,

(7) RHONE MEDITERRANEE GAZ, societe anonyme with a share capital of EUR 151,758.24 having its registered office at Centre d'activites du Chateau de l'Ile - 6 rue Leon Blum, 69320 Feyzin and registered under the number 382 151 272 RCS Lyon, duly represented for the purposes of the present Agreement by Mr Georges Sciberras,

                            (hereafter referred to as "RHONE MEDITERRANEE GAZ"),

                                                                      seventhly,

AND

(8) AQUITAINE PYRENEES GAZ, societe anonyme with a share capital of EUR 135,163.56 having its registered office at 4 avenue de l'Escart, 33450 Saint Loubes and registered under the number 410 963 770 RCS Bordeaux, duly represented for the purposes of the present Agreement by Mr. Alain Duprez,

                            (hereafter referred to as "AQUITAINE PYRENEES GAZ"),

                                                                       eighthly,

WHEREAS:

By way of a private written agreement, dated June 18, 2004, UGI Bordeaux Holding, AGZ Holding, Antargaz, Wogegal, Gaz Est Distribution, Nord GPL, Rhone Mediterranee Gaz and Aquitaine Pyrenees Gaz entered into an Agreement intituled "Tax Consolidation Agreement between UGI Bordeaux Holding and its Group Companies" (the "TAX CONSOLIDATION AGREEMENT").

Following the change of control of the Companies, it was decided by the Extraordinary and Ordinary General Meeting of the AGZ Holding, Antargaz, Wogegal, Gaz Est Distribution, Nord GPL, Rhone Mediterranee Gaz and Aquitaine Pyrenees Gaz that were held on June 23, 24 and 25 2004 to modify the closing date of the financial years of the Companies in order to fix this date on September 30 of each year, commencing with the current financial year.


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In view of the change of closing dates for the financial years of the above-mentioned Companies, the parties have agreed to adopt the present Amendment to proceed with the necessary amendments in respect of certain provisions of the "Tax Consolidation Agreement".

All of the clauses of the Tax Consolidation Agreement apply, with the exception of the Articles that are redefined or completed hereafter, the effect of which is restricted to the scope of this Amendment.

THE PARTIES AGREE AS FOLLOWS:

Pursuant to this Amendment, the parties agree to fix the date of commencement of the second financial year at October 1, 2004, then for the following financial years on October 1 of each year.

Consequently,

1.   Article 2.2 of the Tax Consolidation Agreement is suppressed.

2.   Articles 3.1 and 3.2 are amended and redrafted as follows:

"3.1 For the 12-month period commencing April 1, 2004, AGZ Holding shall substitute itself for the other Consolidated Companies in respect of the payment of advances of Corporation tax and shall continue to pay, for the relevant period, the said sums in place of the said subsidiaries.

3.2 As of the financial year commencing October 1, 2004, and with the exception of the first two advances of the said financial year (advances of December 15, 2004 and March 15, 2004), each Consolidated Company shall pay four advances to the Parent Company, calculated by the application of the rate in force, set forth at Article 360 of Annexe III of the French Tax Code, to the tax base defined in Article 3.3."

This Amendment comes into effect retrospectively on June 26, 2004.

All the other terms and conditions of the Tax Consolidation Agreement between UGI Bordeaux Holding and its Group Companies, signed June 18, 2004, remain unchanged.

                                        Executed in 8 originals
                                        In Courbevoie
                                        December 15, 2004

UGI BORDEAUX HOLDING
Represented by Mr. Lon Greenberg

AGZ HOLDING
Represented by Mr. Lon Greenberg

ANTARGAZ
Represented by Mr. Francois Varagne


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WOGEGAL S.A.
Represented by Mr. Alain Duprez

GAZ EST DISTRIBUTION
Represented by Mr. Augustin Sarragallet

NORD GPL SA
Represented by Mr. Eric Jagerschmidt

RHONE MEDITERRANEE GAZ
Represented by Mr. Georges Sciberras

AQUITAINE PYRENEES GAZ
Represented by Mr. Alain Duprez


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